Execution Copy
LIMITED LIABILITY COMPANY AGREEMENT
OF
GOLDMAN SACHS HFP OPPORTUNISTIC FUND, LLC
Dated as of June 25, 2007

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FORM OF LIMITED LIABILITY COMPANY AGREEMENT OF
GOLDMAN SACHS HFP OPPORTUNISTIC FUND, LLC
Dated as of June 25,2007
               The undersigned (herein called the “Members,” which term shall include any persons hereafter admitted to the Company (as defined below) pursuant to Article III of this Agreement (as defined below) and shall exclude any persons who cease to be Members pursuant to Article V or VI of this Agreement) hereby agree to form and hereby form, as of the date and year first above written, a limited liability company (herein called the “Company”), pursuant to the provisions of the Limited Liability Company Act of the State of Delaware (6 Del. Code § 18-101, et seq.) (the “Act”), which shall be governed by, and operated pursuant to, the terms and provisions of this Limited Liability Company Agreement (herein called this “Agreement”).
ARTICLE I
General Provisions
          Section 1.01 Company Name and Address. The name of the Company is Goldman Sachs HFP Opportunistic Fund, LLC. Its principal office is located at 701 Mount Lucas Road, Princeton, New Jersey 08540, or at such other location as the Managing Member (as defined in Section 1.03(a)) in the future may designate. The Managing Member shall promptly notify the Non-Managing Members (as defined in Section 1.03(a)) of any change in the Company’s address.
          Section 1.02 Fiscal Year. The fiscal year of the Company (herein called the “Fiscal Year”) shall end on December 31 of each calendar year; provided, however, that the Managing Member may change the Company’s Fiscal Year-end, without the consent of the Non-Managing Members, as deemed appropriate by the Managing Member, in its sole discretion.
          Section 1.03 Liability of Members.
          (a) The names of all of the Members and the amounts of their respective contributions to the Company (herein called the “Capital Contributions”) are set forth in a schedule (herein called the “Schedule”), which shall be filed with the records of the Company at the Company’s principal office (as set forth in Section 1.01) and is hereby incorporated by reference and made a par of this Agreement. The Member designated in Par I of the Schedule as the Managing Member (herein called the “Managing Member”) shall manage the operations of the Company. The Members designated in Par II of the Schedule are referred to herein as the “Non-Managing Members.”
          (b) The Managing Member, the Non-Managing Members and the former Non-Managing Members shall be liable for the repayment and discharge of all debts and obligations of the Company attributable to any Fiscal Year (or relevant portion thereof) during which they are or were Members of the Company. The Members and all former Members shall share all losses, liabilities or expenses suffered or incurred by virtue of the operation of paragraph (a) above in proportion to their respective Capital Account (as defined and determined as provided in Section 4.03) balances for the Fiscal Year (or relevant portion thereof) to which any debts or obligations of the Company are attributable.

          (c) Notwithstanding any other provision of this Agreement to the contrary, (i) a Member’s or former Member’s share of all losses, liabilities or expenses shall not be greater than its respective Capital Account balance in the Company for such Fiscal Year (or relevant portion thereof), and (ii) in no event shall any Member (or former Member) be obligated to make any additional contribution or payment whatsoever to the Company, or have any liability for the repayment and discharge of the debts and obligations of the Company (apart from its Interest, as defined below, in the Company), except that a Non-Managing Member (or former Non-Managing Member) shall, in the discretion of the Managing Member, be required, for purposes of meeting such Member’s (or former Member’s) obligations under this Section 1.03, to make additional contributions or payments, respectively, up to, but in no event in excess of, the aggregate amount of returns of capital and other amounts actually received by it from the Company during or after the Fiscal Year to which any debt or obligation is attributable.
          (d) As used in this Agreement, the term “Interest” shall mean, as to any Member, such Member’s limited liability company interest in the Company (including any rights to distributions and to the receipt of information concerning the business and affairs of the Company, subject to the provisions of this Agreement and the Act). As used in this Agreement, the terms “former Non-Managing Member” and “former Member” refer to such persons or entities as hereafter from time to time cease to be a Non-Managing Member or Member, respectively, pursuant to the terms and provisions of this Agreement.
          Section 1.04 Purposes of the Company. The Company is organized for the purposes of (i) allocating its assets to, or investing in, directly or indirectly, entities managed by investment managers (collectively, the “Advisors”), (ii) engaging in any other lawful act or activity for which limited liability companies may be organized under the Act, and (iii) engaging in any and all activities and transactions as the Managing Member may deem necessary or advisable in connection therewith.
          For purposes of clause (i) above, the Company may allocate its assets to Advisors by, among other means, (A) investing in investment funds that are managed by Advisors (collectively, the “Portfolio Funds”), (B) investing with Advisors pursuant to investment management agreements in respect of discretionary managed accounts (collectively, the “Managed Accounts”), or (C) investing with Advisors pursuant to investment management agreements in respect of discretionary managed accounts indirectly through the Company’s investments in separate limited liability companies or other entities managed by the Managing Member or an Affiliate (as defined below) thereof (“Portfolio Companies”).
          Section 1.05 Assignability of Interests; Assignment by Managing Member.
          (a) Except as provided in paragraph (b) below, without the prior written consent of the Managing Member, which may be withheld in its sole and absolute discretion, with or without cause, a Member may not assign, pledge or otherwise transfer its Interest in whole or in par to any person except by operation of law pursuant to the death, adjudication of incompetency, insolvency or bankruptcy of the Member, nor substitute any other person as a Member. Any attempted assignment, pledge, transfer or substitution not made in accordance with this Section 1.05 shall be void.

          (b) Without the consent of the Non-Managing Members, the Managing Member may, subject to applicable law, assign its rights, obligations, responsibilities and interests in, or arising under, this Agreement to (i) any Affiliate (as defined in Section 2.05) of the Managing Member, provided that such an assignment does not constitute an “assignment” for purposes of the Investment Advisers Act of 1940, as amended, (ii) a corporation, partnership or other entity which succeeds to the business of Goldman, Sachs & Co. or The Goldman Sachs Group, Inc. substantially as an entirety, (iii) The Goldman Sachs Group, Inc. or any corporation, partnership or other entity the ownership of which is substantially the same as that of The Goldman Sachs Group, Inc., or (iv) any corporation, partnership or other entity of which at least 50% of the voting securities or general partnership interests or membership interests are owned, directly or indirectly, by The Goldman Sachs Group, Inc., by any corporation, partnership or other entity the ownership of which is substantially the same as that of The Goldman Sachs Group, Inc. or by any person described in clause (ii) or (iii) above.
          Section 1.06 Registered Office and Agent for Service of Process. The registered office of the Company shall be: Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process at such office shall be The Corporation Trust Company. The Company may from time to time have such other place or places of business within or without the State of Delaware as may be designated by the Managing Member.
ARTICLE II
Management of the Company
          Section 2.01 Management Generally. The management of the Company shall be vested exclusively in the Managing Member. Except as authorized by the Managing Member, or as expressly set forth in this Agreement, the Non-Managing Members shall have no par in the management of the Company, and shall have no authority or right to act on behalf of the Company in connection with any matter. The Managing Member, and any Affiliate of the Managing Member, may engage in any other business venture, whether or not such business is similar to the business of the Company, and neither the Company nor any Non-Managing Member shall have any rights in or to such ventures or the income or profits derived therefrom.
          Section 2.02 Delegation by Managing Member. The Managing Member shall have the power and authority to delegate to one or more Persons (as defined in Section 2.03(d)), including, without limitation, any officer, employee or agent of the Company or the Managing Member, the Managing Member’s rights and powers to manage and control the business and affairs of the Company. The Managing Member may, by written instrument, authorize any Person to enter into and perform under any document on behalf of the Company.
          Section 2.03 Authority of the Managing Member. The Managing Member shall have the power and authority on behalf of and in the name of the Company to carry out any and all of the objects and purposes of the Company set forth in Section 1.04, and to perform all acts and enter into and perform all contracts and other undertakings, which it may deem necessary or advisable or incidental thereto, including, without limitation, the power and authority to:
          (a) open, maintain and close accounts, including custodial accounts, with banks, including banks located inside and outside the United States, and draw checks or other orders for the payment of monies;

          (b) lend, either with or without security, funds or other properties of the Company, borrow or raise funds (including borrowing from the Managing Member or its Affiliates), and secure the obligations of the Company by pledges or hypothecation of all or any par of the property of the Company;
          (c) do any and all acts on behalf of the Company, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the Company’s assets (including any interest therein) and other property and funds held or owned by the Company, including, without limitation, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and all other like or similar matters;
          (d) engage any person, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity (each, a “Person”) (including the Managing Member and any of its Affiliates) pursuant to an administration agreement to provide certain administrative services (any such person, firm or entity providing such services being referred to herein as the “Administrator”), including, without limitation, calculating the net asset value (the “NAV”) of the Company and Members’ Capital Accounts, valuing the Company’s assets, assisting with the valuation of securities which are not readily marketable, assisting in the preparation of the Company’s financial statements, assisting in the preparation and distribution of reports to each Member, maintaining a registry for the ownership of Interests and providing other administrative services to the Company;
          (e) consent on behalf of the Company to any changes in the members, directors or officers of the Managing Member, if such consent is required by applicable law;
          (f) engage any personnel, whether par time or full time, attorneys, financial advisers, underwriters, accountants, consultants, appraisers, custodians of the assets of the Company or other Persons as the Managing Member may deem necessary or desirable, whether or not any such Person may be an Affiliate of the Managing Member or may also be employed by any Affiliate of the Managing Member;
          (g) allocate the Company’s assets, directly or indirectly, to Advisors, Portfolio Companies and Portfolio Funds, oversee such allocations and, from time to time, in the sole discretion of the Managing Member, reallocate the Company’s assets among existing or new Advisors, Portfolio Companies or Portfolio Funds;
          (h) purchase, acquire or otherwise enter into (directly or indirectly) structured notes, swaps, options or other derivative instruments with respect to, or indirect investments in, Portfolio Funds or other assets, and dispose of any of the foregoing;
          (i) invest any of the Company’s cash balances which it determines at any time, in its sole discretion, not to allocate to the Advisors, Portfolio Companies or Portfolio Funds, in any instruments it deems appropriate in its sole discretion, including, without limitation, money market funds sponsored by Goldman, Sachs & Co. or its Affiliates (“Goldman Sachs”);

          (j) redeem the Company’s interests in any Portfolio Fund or Portfolio Company in order to obtain cash necessary to meet the redemption requests of the Members, or for any other reason in its sole discretion;
          (k) bring and defend actions and proceedings at law or equity and before any governmental, administrative or other regulatory agency, body or commission;
          (l) make distributions to Members in cash or (to the extent permitted hereunder and by applicable law) otherwise;
          (m) prepare and file all necessary returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Company and withhold amounts with respect thereto from funds otherwise distributable to any Member;
          (n) determine the accounting methods and conventions to be used in the preparations of any accounting or financial records of the Company;
          (o) make any and all tax elections permitted to be made under the Internal Revenue Code of 1986, as amended (the “Code”), and any applicable state, local or foreign tax law;
          (p) determine the tax treatment of any Company transaction or item for purposes of completing the Company’s federal, state, local or foreign tax returns; and
          (q) take all actions, and authorize any member, employee, officer, director or other agent of the Managing Member or agent or employee of the Company, to act for and on behalf of the Company, in all matters necessary to, in connection with, or incidental to, any of the foregoing.
          Section 2.04 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the certificate of the Managing Member, to the effect that it is then acting as the Managing Member and upon the power and authority of the Managing
Member as herein set forth.
          Section 2.05 Activity of the Managing Member. The Managing Member and persons controlling, controlled by or under common control with the Managing Member and any of such person’s directors, members, stockholders, partners, officers, employees and controlling persons (each, an “Affiliate” and collectively, “Affiliates”), shall devote so much of their time to the affairs of the Company as in the judgment of the Managing Member the conduct of its business shall reasonably require, and none of the Managing Member or its Affiliates shall be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein. Nothing contained in this Section 2.05 shall be deemed to preclude the Managing Member or its Affiliates from exercising investment responsibility, from engaging directly or indirectly in any other business or from directly or indirectly purchasing, selling or holding securities, options, separate accounts, investment contracts, currency, currency units or any other asset and any interest therein for the account of any such other business, for their own accounts, for any of their family members or for other clients. No Non-Managing Member shall, by reason of being a Member of the Company, have any right to participate in any manner in any profits or income earned or derived by or accruing to the Managing Member or any of its

Affiliates from the conduct of any business other than the business of the Company (and only to the extent provided herein) or from the conduct of any activities for any account other than that of the Company (and only to the extent provided herein).
          Section 2.06 Standard of Care; Indemnification.
          (a) None of the Managing Member or its Affiliates (each, an “Indemnified Person” and collectively the “Indemnified Persons”) shall be liable to the Company or to the Members for (i) any act or omission performed or failed to be performed by such person (other than any criminal wrongdoing), or for any losses, claims, costs, damages, or liabilities arising therefrom, in the absence of any criminal wrongdoing, willful misfeasance or gross negligence on the par of such person, (ii) any tax liability imposed on the Company or any Member or (iii) any losses due to the actions or omissions of any brokers or other agents of the Company.
          In the event that any Indemnified Person becomes involved in any capacity in any action, proceeding or investigation brought by or against any person (including any Non-Managing Member) in connection with any matter arising out of or in connection with the Company’s business or affairs (including a breach of this Agreement by any Member), the Company will periodically reimburse such Indemnified Person for its legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith, provided that such Indemnified Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall ultimately be determined by a court having appropriate jurisdiction in a decision that is not subject to appeal, that such Indemnified Person is not entitled to be indemnified by the Company in connection with such action, proceeding or investigation as provided in the exception contained in the next succeeding sentence.
          To the fullest extent permitted by applicable law, the Company shall also indemnify any Indemnified Person, jointly and severally, against any losses, claims, costs, damages or liabilities to which such Indemnified Person may become subject in connection with any matter arising out of or in connection with the Company’s business or affairs, except to the extent that any such loss, claim, cost, damage, or liability results solely from the willful misfeasance, bad faith or gross negligence of, or any criminal wrongdoing by, such Indemnified Person. If for any reason (other than the willful misfeasance, bad faith or gross negligence of, or any criminal wrongdoing by, such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or is insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable to the Indemnified Person as a result of such loss, claim, cost, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnified Person on the other hand but also the relative fault of the Company and such Indemnified Person, as well as any relevant equitable considerations.
          The reimbursement, indemnity and contribution obligations of the Company under this Section 2.06 shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the Managing Member and any other Indemnified Person. The foregoing provisions shall survive any termination of this Agreement.
          (b) The reimbursement, indemnification and contribution rights provided by this Section 2.06 shall not be deemed to be exclusive of any other rights to which the

Indemnified Person may be entitled under any agreement or as a matter of law, or otherwise, both as to action in an Indemnified Person’s official capacity and to action in any other capacity, and shall continue as to an Indemnified Person who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the Managing Member and shall inure to the benefit of the successors, assigns, heirs and personal representatives of such Indemnified Person.
          (c) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 2.06 shall not be construed as to relieve (or attempt to relieve) from liability or to provide for the indemnification of any Indemnified Person for any liability (including liability under federal securities law which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law or such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 2.06 to the fullest extent permitted by applicable law.
          (d) The Managing Member shall have the power and authority to purchase and maintain, at the expense of the Company, insurance on behalf of the Managing Member and the Indemnified Persons against any liability asserted against or incurred by them in any such capacity or arising out of the Managing Member’s status as such, whether or not the Company would have the power to indemnify the Indemnified Persons against such liability under the provisions of this Agreement.
          (e) An Indemnified Person may rely upon and shall be protected in acting or refraining from action upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond debenture, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
          (f) An Indemnified Person may consult with counsel, accountants and other experts reasonably selected by it, and any opinion of an independent counsel, accountant or expert retained with reasonable care shall be full and complete protection in respect of any action taken or suffered or omitted by the Indemnified Person hereunder in good faith and in accordance with such opinion.
          (g) The Managing Member may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by it hereunder.
          Section 2.07 Payment of Costs and Expenses.
          (a) The Company will bear its operating expenses, including but not limited to legal expenses, professional fees (including, without limitation, fees and expenses of consultants and experts) relating to investments; costs and expenses relating to any amendment of this Agreement or the Company’s other organizational documents or subscription agreement or any modification or supplement to the Company’s confidential private placement memorandum (if any), and any distribution of such documentation to the Members; accounting, auditing and tax preparation expenses; fees and expenses of other agents of the Company; taxes and governmental fees; printing and mailing expenses; expenses relating to transfers and redemptions of Interests; fees and out-of-pocket expenses of any service company retained to provide accounting and bookkeeping services to the Company; quotation or valuation expenses; expenses relating to the acquisition, holding and disposition of investments (e.g., expenses which the Managing Member determines to be related to the investment of the assets of the Company, including, among others, research expenses, brokerage fees and commissions, expenses relating to short sales, clearing and settlement charges, fees to Advisors with respect to Managed Accounts, custodial fees and expenses, costs and charges for equipment or services used in communicating information regarding the Company’s transactions between the Managing Member and other agents, bank service fees, interest expenses, borrowing costs and extraordinary expenses); insurance premiums; costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company’s rights against any person or entity; costs and expenses for indemnification or contribution payable by the Company to any person or entity (including, without limitation, pursuant to the indemnification obligations described herein under Section 2.06); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Company.
          (b) The Company will bear its organizational expenses and the expenses incurred in connection with the offer and sale of Interests, including printing costs and legal fees and expenses of the Company, the Managing Member and any placement agent and other expenses of the offering of Interests. The Company’s organizational expenses and expenses incurred in connection with the initial offer and sale of Interests shall be amortized over the course of the Company’s first 60 months of operations, or such other period as the Managing Member may determine; provided, however, that if at any time the Managing Member determines, in its sole discretion, that the effect of this accounting treatment is material to the financial statements of the Company, any unamortized balance of such expenses may then be written off if required pursuant to U.S. generally accepted accounting principles (“U.S. GAAP”).
          (c) In addition, the Company will bear, indirectly through each Portfolio Company or Portfolio Fund in which it invests, its pro rata portion of the offering, organizational and operating expenses of such Portfolio Company or Portfolio Fund, including, without limitation, expenses similar to those enumerated in this paragraph and the preceding paragraph, and expenses related to the investment of such assets, such as Advisor, Portfolio Fund and Portfolio Company fees and expenses, brokerage commissions, expenses relating to short sales, clearing and settlement charges, custodial fees, bank service fees, interest expenses, borrowing costs and extraordinary expenses.
          (d) The Managing Member, in its sole discretion, may elect for the Members to pay (or reimburse the Company for) their pro rata share of some or all of the then current expenses of the Company, in which case the Managing Member shall provide each Member with an invoice setting forth the amount owing by such Member. Each Member shall be obligated to promptly pay all amounts identified in any such invoice and amounts not promptly paid shall accrue interest as determined by the Managing Member in its sole discretion.
          (e) The Managing Member may elect, from time to time, to bear certain of the Company expenses. To the extent that Company expenses are paid by the Managing Member,

the Company shall reimburse the Managing Member for such expenses. The Managing Member shall bear its own overhead costs and expenses.
          Section 2.08 Principal Transactions and Other Related Party Transactions. Each Non-Managing Member hereby authorizes the Managing Member, on behalf of such Non-Managing Member, to select one or more persons, who shall not be affiliated with the Managing Member, to serve on a committee, the purpose of which will be to consider and, on behalf of the Non-Managing Members, approve or disapprove, to the extent required by applicable law, of principal transactions and certain other related party transactions. In no event shall any such transaction be entered into unless it complies with applicable law.
ARTICLE III
Admission of New Members
          Section 3.01 Admission of New Members. Subject to the condition that each new Member shall execute an appropriate counterpart to this Agreement pursuant to which it agrees to be bound by the terms and provisions hereof and of any applicable supplement hereto, the Managing Member may admit one or more new Members on the first day of each calendar month or at such other times as the Managing Member may determine in its sole discretion. Admission of a new Member shall not be a cause for dissolution or termination of the Company.
          Section 3.02 Additional Classes of Interests. The Company may issue one or more additional classes or series of Interests. Certain of such classes or series may be subject to fees, charges, redemption rights and other characteristics different from those of other classes or series of Interests. The Managing Member shall, without the prior consent of the Non-Managing Members, be entitled to make appropriate amendments to this Agreement to effect the issuance of any such class or series.
ARTICLE IV
Capital Accounts of Members and Operation Thereof
          Section 4.01 Definitions. For the purposes of this Agreement, unless the context otherwise requires:
          (a) The term “Accounting Period” shall mean the following periods: The initial Accounting Period shall commence upon the commencement of operations of the Company. Each subsequent Accounting Period shall commence immediately after the close of the preceding Accounting Period. Each Accounting Period hereunder shall close at the close of business on the first to occur of (i) the last day of each calendar month, (ii) the last day of each Fiscal Year of the Company, (iii) the date immediately prior to the effective date of the admission of a new Member pursuant to Section 3.01, (iv) the date immediately prior to the effective date of an additional Capital Contribution pursuant to Section 4.02, or (v) the date immediately prior to the effective date of any redemption or complete withdrawal pursuant to Articles V or VI hereof. The final Accounting Period shall end on the date the Company dissolves.
          (b) The term “Beginning Value” shall, with respect to any Accounting Period, mean the value of the Company’s Net Assets (as defined in paragraph (d) below) at the beginning of such Accounting Period.

          (c) The term “Ending Value” shall, with respect to any Accounting Period, mean the value of the Company’s Net Assets at the end of such Accounting Period (after giving effect to all Company expenses for such Accounting Period that have not been separately invoiced to the Members as described in Section 2.07(d)).
          (d) The term “Net Assets” shall mean the excess of the Company’s total assets over its total liabilities, determined in accordance with Section 4.06.
          (e) The term “Net Capital Appreciation,” with respect to any Accounting Period, shall mean the excess, if any, of the Ending Value over the Beginning Value.
          (f) The term “Net Capital Depreciation,” with respect to any Accounting Period, shall mean the excess, if any, of the Beginning Value over the Ending Value.
          Section 4.02 Capital Contributions.
          (a) Upon the approval of the Managing Member, on the first day of any calendar month or at such other times as the Managing Member may determine in its sole discretion, any prospective Member may purchase an Interest by making a Capital Contribution (herein called the “Initial Capital Contribution”) in the form of cash and/or, in the sole discretion of the Managing Member, non-cash assets to the Company and each existing Member may make an additional Capital Contribution in the same manner. Whether non-cash assets shall be accepted as a contribution to the Company shall be determined in the sole discretion of the Managing Member.
          (b) The minimum Initial Capital Contribution for purchasers of an Interest shall be $1,000,000 unless such amount is reduced by the Managing Member in its sole discretion. The minimum additional Capital Contribution for Members shall be $100,000 unless such amount is reduced by the Managing Member in its sole discretion.
          (c) The Managing Member and any of its Affiliates may make additional Capital Contributions to the Company in cash and/or non-cash assets at any time and in any amounts.
          Section 4.03 Capital Accounts. A separate capital account (herein called a “Capital Account”) shall be established on the books of the Company for each Member upon such Member making its Initial Capital Contribution. The Capital Account of each Member shall initially be equal to the amount of the Initial Capital Contribution of such Member. The Capital Account of a Member shall be (i) increased to reflect any additional Capital Contributions made by such Member pursuant to Section 4.02, (ii) increased to reflect such Member’s share of the Net Capital Appreciation for each Accounting Period, (iii) decreased to reflect the redemption of such Member’s Interest (or portion thereof), pursuant to Section 5.02, (iv) decreased to reflect the amount of any distributions (other than in redemption of an Interest pursuant to Section 5.02) in respect of such Member (including any deemed distributions of taxes paid by the Company pursuant to Section 5.04(c) in respect of such Member); and (v) decreased to reflect such Member’s share of the Net Capital Depreciation for each Accounting Period.

          Section 4.04 Membership Percentages. A membership percentage (a “Membership Percentage”) shall be determined for each Member for each Accounting Period of the Company by dividing (i) the amount of such Member’s Capital Account by (ii) the aggregate amount of the Capital Accounts of all Members as of the beginning of such Accounting Period, after taking into consideration, in the case of both clauses (i) and (ii), Capital Contributions, redemptions and distributions as of (or the day immediately after) the beginning of such Accounting Period. The aggregate Membership Percentages for the Company shall equal 100 percent.
          Section 4.05 Allocation of Net Capital Appreciation or Net Capital Depreciation.
          (a) Any Net Capital Appreciation or Net Capital Depreciation, as the case may be, for an Accounting Period shall be allocated among the Members pro rata in accordance with the relative Capital Accounts at the beginning of such Accounting Period, after adjustment for any Capital Contributions, distributions and redemptions as of the beginning of such Accounting Period.
          (b) Notwithstanding anything to the contrary herein, to the extent that the Company invests in New Issues (as defined below), and there are Members who are restricted persons within the meaning of the National Association of Securities Dealers, Inc. (the “NASD”) Conduct Rule 2790 (the “NASD Rule”), investments in New Issues will be made through a special account and profits and losses attributable to New Issues will not be allocated to the Capital Accounts of Members who are restricted from participating in New Issues under the NASD Rule. Only those Members who are not restricted persons shall have any beneficial interest in such an account. Notwithstanding anything in this Agreement to the contrary, the Managing Member shall have the right, without the consent of the Members, to make such amendments to this Agreement, and to take such other actions, as it deems advisable and appropriate, in its sole discretion, to implement the purposes of this Section 4.05(b). A “New Issue” is any equity securities of an initial public offering as described in the NASD Rule, or otherwise as such term may be interpreted from time to time under the then current rules of the NASD.
          Section 4.06 Determination of Net Assets.
               (i) The Company’s Net Assets shall be determined in accordance with U.S. GAAP consistently applied as a guideline and according to such procedures as may be established from time to time by the Managing Member, in its sole discretion; provided that the Managing Member in its sole discretion may provide reserves for estimated accrued expenses, liabilities and contingencies, even if such reserves are not required by U.S. GAAP
          (b) The amount payable to a Member or former Member in redemption of part or all of such Member’s or former Member’s Interest pursuant to Section 5.02 shall be treated as a liability of the Company, until paid, from (but not prior to) the beginning of the Accounting Period that begins immediately after the close of business on the day immediately prior to the Redemption Date (as defined in Section 5.02(a)) for such Interest.
          (c) The amount to be received by the Company on account of any Capital Contributions pursuant to Section 4.02 shall be treated as an asset of the Company from (but not before) the beginning of the Accounting Period that begins immediately after the close of business on the day immediately prior to the effective date of such Capital Contributions.
          (d) Distributions (other than in redemption of an Interest pursuant to Section 5.02) in respect of a Member (including deemed tax distributions pursuant to Section 5.04(c)) other than as of (or the day immediately after) the beginning of an Accounting Period shall be treated as an advance and as an asset of the Company, through the end of the Accounting Period following the date of the distribution.
          (e) The Company may suspend the valuation of its assets and liabilities, and any distributions or redemptions of any amounts from Capital Accounts, for any period during which a Portfolio Company or Portfolio Fund with which the Company has made an investment has suspended the valuation of its assets and liabilities. The Managing Member shall promptly notify Members of any such suspension, and the termination of any such suspension, by means of a written notice.
          (f) All values assigned to securities and other assets by the Managing Member (or the Administrator acting on behalf of the Managing Member) pursuant to this Section 4.06 shall be final and conclusive as to all of the Members. The Managing Member may consult with and rely upon valuations of the Company’s securities and other assets provided by the Administrator.
          Section 4.07 Allocation for Tax Purposes. For each taxable year, items of income, deduction, gain, loss or credit actually recognized by the Company for federal income tax purposes shall be allocated for federal income tax purposes among the Members in such manner as to equitably reflect the amounts credited or debited to each Member’s Capital Account for the current and prior taxable years (or relevant portions thereof). Allocations under this Section 4.07 shall be made by the Managing Member in accordance with the principles of Sections 704(b) and 704(c) of the Code and in conformity with applicable Treasury Regulations promulgated thereunder (including, without limitation, Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(4), 1.704-1(b)(4)(i) and 1.704-3(e)). Notwithstanding the foregoing, the Managing Member, in its sole discretion, may adjust the allocation of items of Company taxable income, gain, loss and deduction among the Members as it shall deem to be equitable, and necessary or desirable.
          If, during or immediately following the end of a taxable year, any Member redeems all of its Interest in the Company, and the Member would (absent this sentence) recognize gain or loss under Section 731 of the Code as a result of such redemption or withdrawal, the Managing Member may, in its sole discretion, elect to specially allocate to such Member, for U.S. federal income tax purposes, any income and gain or loss and deduction (including short-term capital gain or loss) recognized by the Company during such taxable year, through and including the date of redemption or withdrawal, in an amount up to that amount of income and gain or loss and deduction which if so allocated would avoid the Member recognizing gain or loss on the redemption or withdrawal under Section 731 of the Code (ignoring for this purpose, in the sole discretion of the Managing Member, any adjustments that have been made to the tax basis of the redeeming Member’s Interest as a result of any transfers or assignment of the Interest prior to the redemption (other than the original issue of the Interest), including by reason of death). Any such election by the Managing Member shall, to the extent reasonably practicable as determined by the Managing Member in its sole discretion, be applied on an equitable basis to all Members that redeem their entire Interest during or immediately following the end of such taxable year.
          Section 4.08 Determination by Managing Member of Certain Matters: Managing Member’s Discretion.
          (a) All matters concerning the valuation of securities and other assets and liabilities of the Company, the allocation of profits, gains and losses among the Members (including for tax purposes) and accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Managing Member (or such person as the Managing Member may authorize to make such determination), whose determination shall be final, binding and conclusive as to all of the Members.
          (b) Whenever in this Agreement the Managing Member is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” or under a similar grant of authority or latitude, the Managing Member shall be entitled to consider only such interests and factors as it desires and may consider its own interests and the interests of its Affiliates and its determination shall be final, binding and conclusive as to all of the Members, or (ii) in its “good faith” the Managing Member shall act under such express standards and shall not be subject to any other or different standards imposed by this Agreement or by law or any other agreement contemplated herein.
          Section 4.09 Adjustments to Take Account of Interim Year Events. If the Code or regulations promulgated thereunder require a withholding or other adjustment to the Capital Account of a Member or some other interim year event occurs necessitating in the Managing Member’s judgment an equitable adjustment, the Managing Member shall make such adjustments in the determination and allocation among the Members of Net Capital Appreciation, Net Capital Depreciation, Capital Accounts, Membership Percentages, Company expenses, items of income, deduction, gain, loss, credit or withholding for tax purposes, accounting procedures or such other financial or tax items as shall equitably take into account such interim year event and applicable provisions of law, and the determination thereof by the Managing Member shall be final, binding and conclusive as to all of the Members.
          Section 4.10 Tax Withholding. If the Company is required to withhold taxes on any distribution to, or to pay or incur any tax with respect to any income allocable to or otherwise on account of, any Member, the Company may withhold such amounts and make such payments to such taxing authorities as are necessary to ensure compliance with such tax laws.
ARTICLE V
Redemptions and Distributions
          Section 5.01 Redemptions and Distributions in General. No Member shall be entitled (i) to receive distributions from the Company, except as provided in Sections 5.04 and 7.02; or (ii) to redeem its Interest, or any portion thereof, except as provided in Sections 5.02 and 6.01 or upon the consent of, or as may be required by, and upon such terms as may be determined by, the Managing Member in its sole discretion. In no event shall a Member be entitled to demand to receive property other than cash.

          Section 5.02 Redemptions.
          (a) Subject to this Section 5.02 and Section 5.03, each Member shall have the right to redeem some or all of its Interest as of the time immediately prior to the opening of business on each January 1, April 1, July 1, and October 1 occurring on or after the first anniversary of the purchase of such Interest by the Member (each, a “Redemption Date”), upon prior written notice received by the Managing Member at least ninety-one (91) calendar days prior to the Valuation Date (as defined below) in respect of the redemption (unless such notice is waived by the Managing Member in its sole discretion). Interests will be redeemed based upon the NAV of the Company as of the close of business on the day (a “Valuation Date”) immediately preceding the applicable Redemption Date. A redemption request may not be revoked by a Member without the consent of the Managing Member. No partial redemption shall be permitted if thereafter the redeeming Member’s Capital Account balance (after giving effect to the partial redemption) would be less than $1,000,000, unless such requirement is waived by the Managing Member in its sole discretion. The Managing Member may permit redemptions at such other times, and upon such other terms, as may be determined by the Managing Member in its sole discretion.
          If outstanding redemption requests from all Members with respect to any Redemption Date (an “Initial Holdover Redemption Date”) (including, without limitation, any Held Over Interests (as defined below)) would result in redemption proceeds in excess of the Maximum Redemption Amount (as defined below), subject to the succeeding paragraph, the Managing Member may, in its sole discretion, refuse to redeem Interests requested for redemption that would have resulted in redemption proceeds in an amount equal to or less than such excess. The “Maximum Redemption Amount,” with respect to any Redemption Date, means 25% of the aggregate NAV of the Company, determined as of the time immediately prior to such Redemption Date, immediately prior to such Redemption Date. If the Managing Member refuses to redeem Interests as set forth above, other than as set forth in the succeeding paragraph, the requests for redemption on such Initial Holdover Redemption Date by Members shall be reduced ratably, and the requested Interests not so redeemed (the “Held Over Interests”) shall be redeemed on subsequent Redemption Dates, subject to the Maximum Redemption Amount calculation for such subsequent Redemption Date and the Managing Member’s rights to refuse redemptions in connection therewith, provided that Held Over Interests shall be redeemed in priority to any subsequently received redemption requests.
          (b) The Company will endeavor to pay redemption proceeds within forty-five (45) calendar days following the applicable Redemption Date, without interest. The Managing Member may, in its sole discretion, withhold or delay the payment of all or a portion of the redemption proceeds payable to a redeeming Member until the NAV of the Company as of the applicable Valuation Date has been determined.
          (c) The Managing Member shall have the right, in its sole discretion, as of any date that it determines (including during a Fiscal Year) and for any reason (including, without limitation, pursuant to Article VI, for regulatory or tax reasons, or for any other reason), to compulsorily redeem all (or a portion) of a Member’s Interest. Any redemptions made pursuant to this Section 5.02(c) shall be paid out in accordance with paragraphs (a) and (b) above.

          (d) The Managing Member, and any Affiliate of the Managing Member, shall have the right at any time (including during a Fiscal Year or other period) to redeem any and all of its Interest, in accordance with the applicable provisions of this Article V, without notice to the Non-Managing Members.
          (e) If at any time after a redemption of a Member’s Interest (or any portion thereof), including in connection with any withdrawal of a Member from the Company pursuant to Article VI, the Managing Member determines, in its sole discretion, that the amount paid to such Member or former Member pursuant to such redemption was materially incorrect (including because the NAV of the Company at the time the redemption was effected was incorrect), the Company will pay to such Member or former Member any additional amount that it determines such Member or former Member would have been entitled to receive had the redemption been effected at the correct Capital Account balance, or, in its sole discretion, seek payment from such Member or former Member of (and such Member or former Member shall be required to pay) the amount of any excess payment that the Managing Member determines such Member or former Member received (including, without limitation, by compulsorily redeeming without consideration a portion of such Member’s Interest equal to the amount of such excess payment), in each case without interest.
          Section 5.03 Limitation on Redemptions.
          (a) The right of any Member to redeem all or a portion of its Interest pursuant to the provisions of Section 5.02 is subject to the provision by the Managing Member for all Company liabilities in accordance with the Act, and for reserves for estimated accrued Company expenses, liabilities and contingencies in accordance with Section 4.06, even if such reserves are not required by U.S. GAAP.
          (b) The Managing Member may, in its sole discretion, suspend redemptions, at any time prior to the effective date of the redemption, and notwithstanding the fact that a timely redemption request has previously been made, for the whole, or any par, of any of the following periods: (i) during the closure of the principal stock exchange or other markets on which any substantial portion of the Company’s direct or indirect investments, in the opinion of the Managing Member, is quoted or dealt in other than for ordinary holidays, or the restriction or suspension of dealings therein; (ii) during the existence of any state of affairs which, in the opinion of the Managing Member, constitutes an emergency as a result of which the determination of the price, value or disposition of the Company’s direct or indirect investments would be impractical or prejudicial to Members; (iii) during which redemptions would, in the opinion of the Managing Member, result in a violation of applicable law; (iv) during any breakdown in the means of communication or computation normally employed in determining the price or value of any of the investments of the Company or the current price or values on any stock exchange in respect of assets of the Company; (v) during the occurrence of any period when the Company is unable to withdraw sufficient funds from Portfolio Funds or Portfolio Companies or otherwise to meet redemption requests or in circumstances when the disposal of par or all of the Company’s assets to meet such redemption requests would be, in the opinion of the Managing Member, prejudicial to Members; (vi) during which any transfer of funds involved in the realization or acquisition of investments or payments due on redemption of Interests cannot, in the opinion of the Managing Member, be effected at advantageous rates of exchange; and (vii) during any period in which any Portfolio Fund or Portfolio Company in which the

Company has invested has suspended redemptions or the calculation of its net asset value. Postponed redemptions shall be effected at the month-end following the termination of the suspension. Any par of a redemption request that is postponed shall take precedence over later-received redemption requests until the postponed request or requests have been satisfied in full. Members shall be given notice in writing of the suspension of redemptions and the termination of any such suspension. A Member’s Interest shall be held by such Member during the suspension period as if no redemption request had been made.
          Section 5.04 Distributions.
          (a) The Managing Member may, in its sole discretion, make distributions in cash or in-kind (i) in connection with redemptions from the Company by a Member or in connection with a Member’s complete withdrawal from the Company pursuant to Article VI, and (ii) at any time to all of the Members on a pro rata basis in accordance with the Members’ Capital Accounts.
          (b) If a distribution is made in-kind, immediately prior to such distribution, the Managing Member shall determine the fair market value of the property distributed and adjust the Capital Accounts of all Members upwards or downwards to reflect the difference between the book value and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such property and allocated pursuant to Section 4.05. Each such distribution shall reduce the Capital Account of the Member to which the distribution was made by the fair market value thereof.
          (c) Any taxes paid over to a governmental authority by the Company pursuant to Section 4.10 with respect to any Member (other than on account of all Members equally) shall be deemed to be a distribution to such Member. Notwithstanding the foregoing, the Managing Member in its sole discretion may elect to treat any deemed distribution to a Member under this Section 5.04(c), not as a distribution, but as an advance to the Member and a partial redemption of such Member’s Interest as of a date selected by the Managing Member either on or following the deemed distribution, and such Member’s Interest shall be reduced thereby as appropriately determined by the Managing Member.
ARTICLE VI
Withdrawal, Death, Disability
          Section 6.01 Withdrawal, Death, etc. of Members.
          (a) The withdrawal, death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of a Member shall not dissolve the Company. Subject to the restrictions set forth in Section 1.05(a), the legal representatives or successors of such Member shall succeed as assignee to the Member’s interest in the Company upon the death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of such Member, but shall not be admitted as a substituted member without the consent of the Managing Member.
          (b) In the event of the death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of a Member, the legal representatives or successors of such Member shall promptly provide written notice of such event to the Company. The Interest of such Member shall continue at the risk of the Company’s business until the last day of the calendar month following the calendar month in which the Managing Member received written notice of such event. At the end of such period, the Managing Member may, in its sole discretion (i) take no action, (ii) substitute the legal representatives or successors of such Member as Members of the Company, provided that the Managing Member determines in its sole discretion that such legal representatives or successors are qualified to become Members of the Company, or (iii) compulsorily redeem such Member’s Interest in the Company in accordance with the redemption provisions set forth in this Article VI.
ARTICLE VII
Duration and Dissolution of the Company
          Section 7.01 Duration. The Company shall dissolve upon the earlier of (i) a determination by the Managing Member that the Company should be dissolved and wound-up; or (ii) the termination, bankruptcy, insolvency, dissolution or withdrawal by the Managing Member other than by assignment of the Managing Member’s Interest as provided in Section 1.05(b). Upon a determination to dissolve the Company, redemptions, and distributions in respect thereof, may not be made.
          Section 7.02 Dissolution.
          (a) Upon dissolution of the Company, the Company shall cease to engage in further business except to the extent necessary to promptly wind up its affairs, perform existing contracts and preserve the value of the Company’s assets. The Company shall terminate upon the final distribution of liquidation proceeds by the Managing Member and the filing of a certificate of cancellation with the Secretary of State of the State of Delaware.
          (b) Upon dissolution, any distributions out of Company assets shall be made in the following manner and order:
               (i) to creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or by establishment of reserves); and
               (ii) to the Members in the proportion of their respective Capital Accounts.
          (c) The Managing Member, in its discretion, at any time and from time to time, may designate one or more liquidators, including, without limitation, one or more partners, members or officers of the Managing Member, who shall have full authority to wind up and liquidate the business of the Company and to make final distributions as provided in this Section 7.02. The appointment of any liquidator may be revoked or a successor or additional liquidator or liquidators may be appointed at any time by an instrument in writing signed by the Managing Member. Any such liquidator may receive compensation as shall be fixed, from time to time, by the Managing Member.
          (d) In the event that the Company is dissolved on a date other than the last day of a Fiscal Year, the date of such dissolution shall be deemed to be the last day of a Fiscal Year for purposes of adjusting the Capital Accounts of the Members pursuant to Section 4.03. For purposes of distributing the assets of the Company upon dissolution, the Managing Member shall be entitled to a return, on a pari passu basis with the Non-Managing Members, of the amount standing to its credit in its Capital Account.
ARTICLE VIII
Tax Returns; Reports to Members
          Section 8.01 Independent Auditors. The financial statements of the Company shall be audited by Ernst & Young LLP, or such other certified public accountants of similar standing selected by the Managing Member, as of the end of each Fiscal Year of the Company.
          Section 8.02 Filing of Tax Returns. The Managing Member shall prepare and file, or cause the accountants of the Company to prepare and file, a federal information tax return in compliance with Section 6031 of the Code, and any required state and local income tax and information returns for each tax year of the Company.
          Section 8.03 Tax Matters Partner. The Managing Member shall be designated on the Company’s annual federal information tax return, and have full powers and responsibilities, as the “Tax Matters Partner” of the Company for purposes of Section 6231(a)(7) of the Code. In the event the Company shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company. Each Member does hereby agree that any action taken by the Managing Member in connection with audits of the Company under the Code will, to the extent permitted by law, be binding upon the Members. Each Member further agrees such Member will not independently act with respect to tax audits or tax litigation affecting the Company, unless previously authorized to do so in writing by the Managing Member, which authorization may be withheld in the complete discretion of the Managing Member.
          Section 8.04 Financial Reports to Current Members. The Company shall prepare and mail to each Non-Managing Member (i) annual audited financial statements after the end of the Company’s Fiscal Year, and (ii) information necessary for such Member to complete its U.S. federal, state and local income tax returns (including, at the request of a Member, such information that such Member may reasonably require annually to complete its tax filing obligations, provided that the Managing Member can provide the same without undue effort or expense).
          Section 8.05 Tax Reports to Members and Former Members. The Company shall use reasonable efforts to prepare and mail, or cause its accountants to prepare and mail, to each Member and, to the extent necessary, to each former Member (or its legal representatives), as soon as possible after the close of each taxable year of the Company, a report setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member’s legal representatives) to prepare their respective federal income tax returns and/or extensions in accordance with the laws, rules and regulations then prevailing.
          Section 8.06 Partnership Status of Company. The Managing Member intends for the Company to be treated as a partnership for U.S. federal income tax purposes.

Notwithstanding anything herein to the contrary, neither the Company nor the Managing Member shall make an election (i.e., check-the-box) under Treasury Regulations Section 301.7701-3 for the Company to be classified for federal income tax purposes as an association taxable as a corporation.
ARTICLE IX
Miscellaneous
          Section 9.01 General. This Agreement (i) shall be binding on the permitted transferees, assigns, executors, administrators, estates, heirs, and legal successors and representatives of the Members and (ii) may be executed, through the use of separate signature pages or supplemental agreements in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart; provided, however, that each such counterpart shall have been executed by the Managing Member and that the counterparts, in the aggregate, shall have been signed by all of the Members.
          Section 9.02 Power of Attorney. Each of the Members hereby appoints the Managing Member as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file:
          (a) a Certificate of Formation of the Company and any amendments thereto as may be required under the Act;
          (b) any duly adopted amendment or supplement to this Agreement;
          (c) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the dissolution and winding-up of the Company (including, but not limited to, a Certificate of Cancellation of the Certificate of Formation); and
          (d) any business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind whatsoever necessary, desirable or convenient to accomplish the business, purpose and objectives of the Company, or required by any applicable federal, state, local or foreign law.
          The power of attorney hereby granted by each of the Non-Managing Members is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of such Non-Managing Member; provided, however, that such power of attorney shall terminate upon the substitution of another non-managing member for all of such Non- Managing Member’s interest in the Company or upon the complete withdrawal of such Non- Managing Member from participation in the Company.
          Section 9.03 Amendments to Limited Liability Company Agreement. The terms and provisions of this Agreement may be modified or amended at any time and from time to time with the written consent of Members having in excess of 50% of the Membership Percentages of the Members and the affirmative vote of the Managing Member insofar as is consistent with the laws governing this Agreement; provided, however, that without the consent of the Non-Managing Members, the Managing Member may amend this Agreement or the Schedule hereto to (i) reflect changes validly made in the membership of the Company, the

Capital Contributions, Membership Percentages and changes in the Interests held by the Members, including any adjustments as a result of an incorrect calculation of the Company’s NAV; (ii) reflect a change in the name of the Company; (iii) make a change that is necessary or, in the opinion of the Managing Member, advisable to qualify the Company as a limited liability company or other entity in which the Members have limited liability under the laws of any state, or ensure that the Company shall not be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes; (iv) make any change that does not adversely affect the Members in any material respect; (v) make a change that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal, state or foreign statute, so long as such change is made in a manner which minimizes to the extent practicable, as determined by the Managing Member in its sole discretion, any adverse effect on the Members or that is required or contemplated by this Agreement; (vi) make a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Managing Member or the Company pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required; (vii) prevent the Company or the Managing Member from in any manner being deemed an “investment company” subject to the provisions of the Investment Company Act of 1940, as amended; (viii) correct mistakes or clarify ambiguities; (ix) in the event of adverse changes in the tax law or interpretations thereof applicable to the Company, amend this Agreement as determined by the Managing Member if it deems it advisable or necessary to address such changes; (x) conform this Agreement to the disclosure provided in the Company’s Confidential Private Placement Memorandum; (xi) correct or supplement any conflicting provisions and delete or add provisions as may be required by applicable law or regulations, in each case, as determined by the Managing Member in its sole discretion; (xii) make any other amendment provided such amendment does not become effective until after the affected Members have been given prior written notice of such change and have had the right following receipt of such notice to request the redemption of their Interest and any requested redemption shall have become effective; or (xiii) make any other amendments similar to the foregoing. Each Member, however, must consent to any amendment that would (a) reduce its Capital Account or (b) amend the provisions of this Agreement relating to amendments.
          Section 9.04 Instruments. The parties agree to execute and deliver any further instruments or perform any acts which are or may become necessary to carry on the Company created by this Agreement or to effectuate its purposes.
          Section 9.05 No Personal Liability For Return of Capital. The Managing Member shall not be personally liable for the return or repayment of all or any portion of Capital Contribution or profits of any Member, it being expressly agreed that any such return of Capital Contribution or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the Managing Member) of the Company.
          Section 9.06 Choice of Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Delaware and, without limitation thereof, that the Act as now adopted or as may be hereafter amended shall govern the limited liability company aspects of this Agreement.

          Section 9.07 Venue; Waiver of Trial by Jury. The parties expressly agree that all actions and proceedings brought by a party against a Member or the Company in connection with the Company’s business or affairs (including a breach of this Agreement by a party hereto) shall be brought in and be subject to the jurisdiction of a court of the State of New York located in the City of New York or the United States District Court for the Southern District of New York. The parties hereto irrevocably waive to the fullest extent permitted by law any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of New York located in the City of New York or of the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.
          Section 9.08 No Third Party Rights. The provisions of this Agreement, including, without limitation, the provisions of Section 1.03, are not intended to be for the benefit of any creditor or other person (other than the Members in their capacities as such) to whom any debts, liabilities or obligations are owed by (or who otherwise have a claim against or dealings with) the Company or any Member, and no such creditor or other Person shall obtain any rights under any of such provisions (whether as a third party beneficiary or otherwise) or shall by reason of any such provisions make any claim in respect to any debt, liability or obligation (or otherwise) including any debt, liability or obligation pursuant to Section 1.03, against the Company or any Member.
          Section 9.09 Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by registered or certified mail. All notices to the Company shall be addressed to its principal office and place of business. All notices addressed to a Member shall be addressed to such Member at the address set forth in the Schedule. Any Member may designate a new address by notice to that effect given to the Company. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when mailed by registered or certified mail to the proper address or delivered in person.
          Section 9.10 Grantors of Revocable Trusts. Each Non-Managing Member that is a revocable trust agrees that, if the trustee of such revocable trust and the grantor of such revocable trust are the same person, the trustee’s execution of this Agreement and any other documents executed in connection with the Company shall bind such person in his or her capacity both as trustee and as grantor of such revocable trust.
          Section 9.11 Each Interest in the Company is a Security. The parties expressly agree that each Interest in the Company, including without limitation the Interest of the Managing Member in the Company, is a security governed by Article 8 of the Uniform Commercial Code of the State of Delaware, and the Company, each Member and any other party hereto expressly agrees that (i) this establishes the terms of the Interests in the Company, and (ii) Interests in the Company shall not be represented or evidenced by certificates.
          Section 9.12 Goodwill and Use of Name. No value shall be placed on the name or goodwill of the Company, which shall belong exclusively to the Managing Member. The Company acknowledges that it adopted its name through the permission of the Managing Member and its Affiliates, and agrees to the use of the name “Goldman Sachs HFP Opportunistic

Fund, LLC or any name containing any combination of the foregoing or the words “Goldman Sachs” only so long as the Managing Member serves as the Managing Member of the Company, unless otherwise agreed to by the Managing Member. The Company further agrees that, in the event that neither Goldman Sachs Hedge Fund Strategies LLC nor any other affiliate of Goldman, Sachs & Co. serves as Managing Member of the Company, the Company will immediately (i) change its name so that such name will not thereafter include the words “Goldman Sachs,” “GS,” or any other service mark or brand name affiliated with Goldman Sachs, and (ii) cease using said words or variations thereof for any reason whatsoever. The Company agrees to indemnify and hold harmless the Managing Member and its Affiliates from and against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, attorneys’ fees and disbursements, which may arise out of the Company’s use or misuse of the names “Goldman Sachs HFP Opportunistic Fund, LLC,” any name containing any combination of the foregoing or the words “Goldman Sachs” or out of any breach or failure to comply with this Section 9.12.
          Section 9.13 Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.
          Section 9.14 Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.
          Section 9.15 Confidentiality. The Managing Member and the Company may, in their discretion, keep confidential and not disclose to the Non-Managing Members any proprietary information concerning the Company, including, without limitation, investments, valuations, information regarding potential investments, financial information, trade secrets and the like which is proprietary in nature and non-public, or any information about any investment, to the extent that such information is required to be kept confidential or is otherwise subject to disclosure restrictions imposed by the issuer of the investment or the Managing Member, in its reasonable discretion (collectively, “Confidential Information”). Each Non-Managing Member shall not disclose or cause to be disclosed any Confidential Information to any other Person, except as otherwise required by any regulatory authority, law or regulation, or by legal process, without the prior written consent of the Managing Member. Notwithstanding anything in the foregoing or anything else contained in this Agreement to the contrary, except as reasonably necessary to comply with applicable securities laws, each Member (and any employee, representative or other agent thereof) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of Interests and any transaction described in this Section 9.15 or elsewhere in this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to such Member relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the offering and ownership of Interests and any transaction described in this Section 9.15 or elsewhere in this Agreement, and does not include information relating to the identity of the Company or its Affiliates.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

MANAGING MEMBER: GOLDMAN SACHS HEDGE FUND STRATEGIES LLC
By:	/s/ Kent A. Clark
	Name:	KENT A. CLARK
	Title:	MANAGING DIRECTOR

NON-MANAGING MEMBERS:

By:	GOLDMAN SACHS HEDGE FUND STRATEGIES LLC on behalf of each Member as attorney-in-fact

By:	/s/ Kent A. Clark
	Name:	KENT A. CLARK
	Title:	MANAGING DIRECTOR